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                                                                      EXHIBIT 21

WESTAMERICA BANCORPORATION
Subsidiaries as of December 31, 2003


                                                                              State of
                                                                         Incorporation
                                                                         --------------

Westamerica Bank                                                            California
Westamerica Mortgage Company - a subsidiary of Westamerica Bank             California
Community Banker Services Corporation                                       California
Weststar Mortgage Corporation - a subsidiary of
   Community Banker Services Corporation                                    California
The Money Outlet, Inc.                                                      California
Westamerica Commercial Credit, Inc.                                         California